MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC. ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT –  SMC GLOBAL SECURITIES LIMITED – FOR THE QUARTER ENDED SEPTEMBER 30, 2014

New York – November 24, 2014 – Millennium Investment & Acquisition Company Inc. (“Millennium” or "MIAC") [OTCQB: SMCG], a company organized under the laws of the State of Delaware, United States of America, today announced unaudited GAAP results for its principal investment – SMC Global Securities Limited (“SMC Global”). On a GAAP basis for the quarter ended September 30, 2014, SMC Global had total revenues of approximately $ 14.14 million (Rs.875.66 million) and Net Profit of approximately $ 1.13 million (Rs. 70.02 million). For the quarter ended September 30, 2013, SMC Global previously announced total revenues of Rs. 789.33 million and Net Profit of Rs. 78.66 million.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 61.92 = U.S.$ 1.00 as of September 30, 2014, and are made solely for the convenience of the reader.

Disclaimer:

SMC Global Securities Limited has filed Draft Red Herring Prospectus (DRHP) with the Securities and Exchange Board of India (SEBI) on October 20, 2014 for Further Public Offer aggregating up to INR 1,250 million. The issue comprises a fresh issue of equity shares aggregating up to INR 1,070 million by SMC Global and an offer for sale by Millennium Investment & Acquisition Company Inc. of equity shares aggregating up to INR 180 million.

The Equity Shares have not been and will not be registered under the US Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Equity Shares are only being offered and sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. The Equity Shares have not been and will not be registered, listed or otherwise qualified in any other jurisdiction outside India and may not be offered or sold, and bids may not be made by persons in any such jurisdiction, except in compliance with the applicable laws of such jurisdiction.”

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of

Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.